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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                DYNAMIC I-T, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Colorado                                             82-0379959
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                              15 St. Helen's Place
                            London EC3A 6DE, England
                    (Address of Principal Executive Offices)

                    Consulting Agreement of Emmett O'Connell
                            (Full title of the plan)

                                 Legal Agreement
                            (Full title of the plan)

                           Corporation Service Company
                         d/b/a CSC-Lawyers Inc. Service
                       2730 Gateway Oaks Drive, Suite 100
                          Sacramento, California 95833
                                 (800) 877-2556
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                ----------------

                                   Copies to:
                              Gerald A. Adler, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212) 972-1677

                                          CALCULATION OF REGISTRATION FEE


Title of                                         Proposed                Proposed
Securities                                       Maximum                 Maximum
to be                    Amount to be            Offering Price          Aggregate                Amount of
Registered               Registered              Per Share               Offering Price           Registration Fee
----------               ----------              ---------               --------------           ----------------
Common Stock,            300,000                 $.34                    $102,000                  $ 26.93(2)
no par value per         shares(1)
share

Common Stock,            100,000                 $.34                    $ 34,000                  $  8.98(4)
no par value per         shares(3)
share

TOTAL                    400,000 shares                                  $136,000                  $ 35.91

(1) Represents 300,000 shares of Common Stock to be issued to a consultant as compensation for services rendered pursuant to his consulting agreement.

(2) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and ask price as of December 18, 2000.

(3) Represents 100,000 shares of Common Stock to be issued to certain of the Company's counsel for legal services rendered.

(4) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and ask price as of December 18, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement in Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         This Registration Statement on Form S-8 (the "Registration Statement") of Dynamic I-T, Inc., a Colorado corporation, (the "Registrant") covers 400,000 shares of the Registrant's common stock, no par value per share ("Common Stock").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                 (a) The Registrant's Annual Report on Form 10-KSB filed on July 17, 2000.

                 (b)(i) Quarterly Report on Form 10-QSB filed on December 15, 2000.

                 (b)(ii)   Current Report on Form 8-K filed on December 14,
                           2000.

                 (b)(iii)  Current Report on Form 8-K/A filed on November
                           3, 2000.

                 (b)(iv)   Current Report on Form 8-K/A filed on September 7,
                           2000.

                 (b)(v)    Current Report on Form 8-K filed on September 5,
                           2000.

                 (b)(vi)   Current Report on Form 8-K filed on August 17, 2000.

                 (b)(vii)  Current Report on Form 8-K/A filed on August 15,
                           2000.

                 (b)(viii) Quarterly Report on Form 10-QSB filed on August 15,
                           2000 for the quarter ended June 30, 2000.

                 (b)(ix) Quarterly Report on Form 10-QSB filed on July 17, 2000 for the quarter ended December 31, 2000.

                 (c) The instrument defining the rights of security holders as contained in the Registrant's Annual
                            Report on Form 10-KSB filed on August 15, 2000.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable

Item 5. Interests of Named Experts and Counsel.

         Bondy & Schloss LLP is the owner of 100,000 shares of the Company's common stock.

Item 6. Indemnification of Directors and Officers.

         The Colorado Business Corporation Act as currently in effect allows the Company to eliminate the personal liability of Dynamic's and/or its stockholders for monetary damages resulting from a breach of the fiduciary duty of loyalty and care as a director, except for:

         (a) circumstances where the director breached his duty of loyalty to us or our Shareholders;

         (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         (c) circumstances under which a director votes for or assents to an unlawful distribution; and

         (d) transactions from which the director directly or indirectly derived an improper personal benefit.

         The Colorado Business Corporation Act also states that directors and officers will not be personally liable for any injury to person or property arising out of a tort committed by an employee unless:

         (a) the director or officer was personally involved in the situation giving rise to the litigation; or

         (b) the director or officer committed a criminal offense in connection with the situation.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.


Item 8.  Exhibits.

Exhibit No.                Description
-----------                -----------
     4.1                   Specimen Common Stock Certificate(1)
     5.1                   Opinion of Bondy & Schloss LLP as to the legality of
                           the securities being offered(2)
     23.1                  Consent of Bondy & Schloss LLP (included in Exhibit
                           5.1).
     23.2                  Consent of Michael B. Johnson, CPA(2)
     24                    Power of Attorney(2)
     99.1                  Consulting Agreement between the Registrant and
                           Emmett O'Connell(2)

(1) Previously filed.
(2) Filed herewith.

Item 9. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on the 19th day of December, 2000.

                                        DYNAMIC I-T, INC.


                                        By: /s/ Melvyn F. Quiller
                                            -----------------------------------
                                            Melvyn F. Quiller, CEO and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of December, 2000.

      Signature                                              Title
      ---------                                              -----


/s/ Melvyn F. Quiller                       Chief Executive Officer and Director
------------------------------
Melvyn F. Quiller

/s/ Raymond A. King
------------------------------              Chief Financial Officer and Director
Raymond A. King

/s/ Ahmed Abdulla Mannai
------------------------------              Director
Ahmed Abdulla Mannai

/s/ Chafe Omar Abou Richeh
------------------------------              Director
Chafe Omar Abou Richeh

/s/ Patrick D. Doyle
------------------------------              Director
Patrick D. Doyle

/s/ Brian J. O'Dell
------------------------------              Director
Brian J. O'Dell

/s/ Paul Warshaw
------------------------------              Director
Paul Warshaw

/s/ Spencer H. Young
------------------------------              Director
Spencer H. Young

                                  EXHIBIT INDEX

Index and Description of Exhibits.

Exhibit No.                Description
-----------                -----------
     4.1                   Specimen Common Stock Certificate(1)
     5.1                   Opinion of Bondy & Schloss LLP as to the legality of
                           the securities being offered(2)
     23.1                  Consent of Bondy & Schloss LLP (included in Exhibit
                           5.1)
     23.2                  Consent of Michael B. Johnson, CPA(2)
     24                    Power of Attorney(2)
     99.1                  Consulting Agreement between the Registrant and
                           Emmett O'Connell(2)

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(1) Previously filed.
(2) Filed herewith.